EXHIBIT 10.2
                               PROTOCOL OF MUTUAL
                            UNDERSTANDING AND SUPPORT

      This Protocol of Mutual Understanding and Support between the Ministry of Health of the Russian Federation (the "Department"), acting on the basis of the Regulations on the Ministry of Health of the Russian Federation, and American Biogenetic Sciences, Inc. ("ABS"), represented by Alfred J. Roach, Chairman of the Board of Directors and Head of ABS, acting on the basis of its Charter, was executed on December 13, 2001.

                                    WHEREAS:

A. The Ministry and ABS are equally concerned with the increased danger of dissemination of infectious diseases in the United States of America and the rest of the world in connection with the threat of bio-terrorism;

B. The Ministry of Health has declared its desire to support the United States of America and other countries in preventing and fighting anthrax, smallpox and other infectious diseases;

C. ABS is a U.S. company involved in preventing and fighting infectious and other diseases and has close and long-term contacts with research institutes in the Russian Federation; and

D. The Department and ABS have held meetings and have reached understanding with regard to certain matters related to the cooperation in the sphere of distribution of vaccines.

      The Department and ABS hereby express their understanding in this respect as follows:

1. Cooperation. The Department will support ABS by identifying qualified manufacturers of the anthrax vaccine, smallpox vaccine and other human vaccines (the "Vaccines"), and will facilitate the establishment of contractual relationships with such manufacturers and the promotion and sales of the Vaccines in the United States of America and other countries of the world.

      The Department will also assist ABS in obtaining such licenses and permits as may be required in connection with the acquisition of the Vaccines by ABS and the export thereof from the territory of the Russian Federation.

2. Contracts with the Manufacturers. ABS undertakes that all contracts with the Vaccine Manufacturers will be concluded on the terms fully complying with the laws of the Russian Federation and other applicable regulations.

      ABS agrees and understands that it shall be its obligation to negotiate with the Vaccine Manufacturers, in particular, to negotiate prices, points of shipment, specifications, warranties, payment and other terms and conditions of contracts between ABS and Vaccine Manufacturers.

3. Quality Assurance. Department and ABS understand and agree that the Vaccines will be manufactured and tested in accordance with special agreements in writing reached between ABS and the Vaccine Manufacturers subject to applicable standards and requirements of the laws of the Russian Federation.

      The Department, within its competence, will monitor the manufacturing and testing of the Vaccines in order to ensure compliance with mutually acceptable Good Manufacturing Practices adopted in compliance with the rules and regulations approved in the Russian Federation.


4. Notices. All notices, requests, consents and other communications between the Parties hereunder shall be in writing, shall be addressed to the receiving Party's address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission and e-mail, (iii) sent by recognized national overnight courier service, or (iv) sent by registered mail, return receipt requested, postage prepaid.

      If to Department:

      Ministry of Health -
      The Russian Federation NWFO
      Department on coordination
      Questions of Public Health Services
      Piskrevsky pr., 47
      St. Petersburg, 195067, Russia
      Tel: (812) 544-3460
      Fax: (812) 543-14-73

      If to ABS:

      Alfred J. Roach
      Chairman and CEO
      American Biogenetic Sciences, Inc.

      1375 Akron Street
      Copiague, New York
      Tel: +1-631-789-2600
      Fax: + 1-631-789-1661

In witness of their understanding on these matters the Department and ABS have duly signed and executed this Protocol of Understanding and Support in the City of Moscow.

Ministry of Health of                         American Biogenetic Sciences, Inc.
the Russian Federation

By:  /s/ Alexandr S. Tverdohlebov              By:   /s/ Alfred J. Roach
    --------------------------------------         ---------------------------
Name:        Alexandr S. Tverdohlebov               Alfred J. Roach
Title:       Chief of Department                   Chairman and CEO


AGREEMENT EXECUTED IN BOTH ENGLISH AND RUSSIAN WITH BOTH LANGUAGE
VERSIONS BEING OF EQUAL VALIDITY


Page 2